Exhibit 10.14

AMENDMENT TO STOCK OPTION AGREEMENT

THIS AGREEMENT dated as of the 14th day of April, 2003

BETWEEN:

WILLIAM H.C. CHANG of 50 Selby Lane, Atherton, California

94027, USA;

(herein called the "Optionee")

OF THE FIRST PART

AND:

CHINA VENTURES INC., a company duly incorporated under

the laws of the Province of British Columbia and having its head office at Suite 1118, Cathedral Place, 925 West Georgia Street,

Vancouver, British Columbia, V6C 3L2

(herein called the "Company")

OF THE SECOND PART

WHEREAS:

A.

The parties entered into a Stock Option Agreement dated as of September 25, 2000 (the "Option Agreement") pertaining to a grant to the Optionee of an option to purchase a total of 1,250,000 common shares without par value in the capital stock of the Company;

B.

The parties entered into a Cancellation Agreement dated as of February 3, 2003 (the "Cancellation Agreement"), pursuant to which 250,000 of the 1,250,000 options granted to the Optionee under the Option Agreement were cancelled; and

C.

The parties to the Option Agreement and the Cancellation Agreement wish to further clarify and amend the terms of the Option Agreement as provided herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the mutual covenants and agreements herein set forth and contained, the parties hereby agree, each with the other, as follows:

1.

The Option Agreement is hereby amended by paragraph 1 being deleted in its entirety and the following inserted in its place:

"1. The Company does hereby grant to the Optionee an option to purchase a total of 1,000,000 common shares without par value in its capital stock (herein called "the Option"). The Option shall vest over a period of four years with one fifth vesting 60 days after the date of grant and one fifth vesting on each of the one, two, three and four year anniversaries of the date of grant. All vesting restrictions shall become null and void in the event that the Company is subject to a take-over bid or a proposal for a merger, amalgamation or plan of arrangement transaction with a third party pursuant to which that third party could acquire de facto control of the Company or substantially all of the assets of the Company. Subject to paragraph 8 herein, the Option shall be exercisable in whole or in part, at any time and from time to time after vesting, for a period of five years commencing September 25, 2000, at a price of $0.21 per share."

2.

The Option Agreement is hereby amended by the insertion of the following as a new paragraph 8 and the renumbering of subsequent paragraphs:

"8, The Option may not be exercised by the Optionee prior to approval of the granting of the Option by the regulatory authorities, or if the Optionee is an insider of the Company, as that term is defined in the British Columbia Securities Act, at the time of an amendment to the Option, the Option may not be exercised by the Optionee prior to approval of such amendment by the shareholders of the Company,"

3.

The parties acknowledge that, except as amended herein, all terms and conditions of the Option Agreement remain unamended and in full force and effect. Time shall remain of the essence.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date first written above.

SIGNED, SEALED and DELIVERED by the

Optionee in the presence of:

“William Chang”

______________________________

Name

520 El Camino Road, 9th Floor

San Matco, CA 94402

“William Chang”

______________________________

____________________________

Address

WILLIAM H.C. CHANG

Office Director

______________________________

Occupation

CHINA VENTURES INC.

“Signed”

______________________________

Authorized Signatory